Exhibit 4.1

SEVENTH AMENDMENT

TO CREDIT AGREEMENT

     This SEVENTH AMENDMENT TO CREDIT AGREEMENT, dated as of April 14, 2005 (the “Seventh Amendment”), is entered into among NASHUA CORPORATION, a Massachusetts corporation (the “Borrower”), whose address is 11 Trafalgar Square, 2nd Floor, Nashua, New Hampshire 03063, FLEET NATIONAL BANK, a Bank of America Company (“Fleet”) and LASALLE BANK NATIONAL ASSOCIATION (“LaSalle”, together with Fleet, the “Banks” and as agent for the Banks “Agent”).

R E C I T A L S:

     A. The Borrower and the Banks entered into that certain Credit Agreement dated as of March 1, 2002, as amended by that certain First Amendment to Credit Agreement, dated as of July 15, 2003, that certain Waiver and Second Amendment to Credit Agreement, dated as of July 24, 2003, that certain Third Amendment to Credit Agreement, dated as of September 25, 2003, that certain Fourth Amendment to Credit Agreement, dated as of December 30, 2003, that certain Fifth Amendment to Credit Agreement, dated as of March 31, 2004 and that certain Sixth Amendment to Credit Agreement, dated as of December 1, 2004 (as further amended, restated and modified from time to time, the “Credit Agreement”).

     B. At the present time the Borrower requests, and the Banks are agreeable to amending the Credit Agreement to (i) increase the amount of the Revolving Commitment Amount by Five Million Dollars ($5,000,000), thereby providing for an aggregate Revolving Commitment Amount of Thirty-Five Million Dollars ($35,000,000) and (ii) other provisions as identified herein, pursuant to the terms and conditions hereinafter set forth.

     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower and the Banks hereby agree as follows:

A G R E E M E N T S:

     1. RECITALS

     The foregoing Recitals are hereby made a part of this Seventh Amendment.

     2. DEFINITIONS

     Capitalized words and phrases used herein without definition shall have the respective meanings ascribed to such words and phrases in the Credit Agreement.

     3. AMENDMENTS TO THE CREDIT AGREEMENT

     3.1 Existing Definitions.

     (a) Revolving Commitment Amount. The definition of Revolving Commitment Amount in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and the new definition is hereby inserted as follows:

     “Revolving Commitment Amount means $35,000,000, as reduced from time to time pursuant to Section 6.1.”

     3.2 Promissory Note. All references in the Credit Agreement to the Promissory Note in the form of Exhibit A to the Credit Agreement shall be deemed to be references to the Replacement Promissory Note in the form of Exhibit A attached hereto and made a part hereof (the “Replacement Promissory Note”).

     4. REPRESENTATIONS AND WARRANTIES

     To induce the Banks to enter into this Seventh Amendment, the Borrower hereby certifies, represents and warrants to the Banks that:

     4.1 Organization

     The Borrower is a corporation duly organized, existing and in good standing under the laws of the Commonwealth of Massachusetts, with full and adequate corporate power to carry on and conduct its business as presently conducted. The Borrower is duly licensed or qualified in all foreign jurisdictions wherein the nature of its activities require such qualification or licensing. The exact legal name of the Borrower is as set forth in the preamble of this Seventh Amendment, and the Borrower currently does not conduct, nor has it during the last five (5) years conducted, business under any other name or trade name, except that some of its operations were conducted under the name Rittenhouse, Rittenhouse Paper Company or Rittenhouse, L.L.C. prior to 2002. The Borrower will not change its name, its organizational identification number, its type of organization, its jurisdiction of organization or other legal structure.

     4.2 Authorization

     The Borrower is duly authorized to execute and deliver this Seventh Amendment and is and will continue to be duly authorized to borrow monies under the Credit Agreement, as amended hereby, and to perform its obligations under the Credit Agreement, as amended hereby.

     4.3 No Conflicts

     The execution and delivery of this Seventh Amendment and the performance by the Borrower of its obligations under the Credit Agreement, as amended hereby, do not and will not conflict with any provision of law or of the articles of incorporation of the Borrower or of any agreement binding upon the Borrower.

     4.4 Validity and Binding Effect

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     The Credit Agreement, as amended hereby, is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by Bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies.

     4.5 Compliance with Credit Agreement

     The representation and warranties set forth in Section 9 of the Credit Agreement, as amended hereby, are true and correct with the same effect as if such representations and warranties had been made on the date hereof, with the exception that all references to the financial statements shall mean the financial statements most recently delivered to the Banks and except for such changes as are specifically permitted under the Credit Agreement. In addition, the Borrower has complied with and is in compliance with all of the covenants set forth in the Credit Agreement, as amended hereby, including, but not limited to, those set forth in Section 10 thereof.

     4.6 No Event of Default

     As of the date hereof, no Event of Default under Section 12 of the Credit Agreement, as amended hereby, or event or condition which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, has occurred or is continuing.

     5. CONDITIONS PRECEDENT

     This Seventh Amendment shall become effective as of the date above first written after receipt by the Banks of the following documents and fees (and the date on which all such conditions precedent have been satisfied or waived by the Banks shall be called the “Seventh Amendment Effective Date”):

     5.1 Seventh Amendment

     This Seventh Amendment executed by the Borrower, the Agent and the Banks.

     5.2 Third Amendment to Mortgage

     The Third Amendment to Mortgage executed by the Borrower for the benefit of LaSalle Bank National Association, as Agent for the Banks.

     5.3 Resolutions

     A certified copy of resolutions of the Board of Directors and/or shareholders of the Borrower authorizing the execution, delivery and performance of this Seventh Amendment and the related loan documents.

     5.4 Notes

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     The Notes executed by the Borrower in favor of the Banks each in the amount of Twenty-Three Million Five-Hundred Thousand and 00/100 Dollars ($23,500,000).

     5.5 Other Documents

     Such other documents, certificates and/or opinions of counsel as the Banks may request.

     5.6 Seventh Amendment Fee

     The Borrower agrees to pay each of the Banks a Seventh Amendment Fee in the amount of Five-Thousand and 00/100 Dollars ($5,000.00).

     6. GENERAL

     6.1 Governing Law; Severability

     This Seventh Amendment shall be construed in accordance with and governed by the laws of Illinois. Wherever possible each provision of the Credit Agreement and this Seventh Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Credit Agreement and this Seventh Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of the Credit Agreement and this Seventh Amendment.

     6.2 Successors and Assigns

     This Seventh Amendment shall be binding upon the Borrower and the Banks and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Banks and the successors and assigns of the Banks.

     6.3 Continuing Force and Effect of Loan Documents

     Except as specifically modified or amended by the terms of this Seventh Amendment, all other terms and provisions of the Credit Agreement and the other Loan Documents are incorporated by reference herein, and in all respects, shall continue in full force and effect. The Borrower, by execution of this Seventh Amendment, hereby reaffirms, assumes and binds itself to all of the obligations, duties, rights, covenants, terms and conditions that are contained in the Credit Agreement and the other Loan Documents.

     6.4 Financing Statements

     The Borrower hereby irrevocably authorizes the Banks at any time and from time to time to file in any jurisdiction any initial UCC financing statements and/or amendments thereto that (a) describe the Collateral, and (b) contain any other information required by

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part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment.

     6.5 References to Credit Agreement

     Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, or words of like import, and each reference to the Credit Agreement in any and all instruments or documents delivered in connection therewith, shall be deemed to refer to the Credit Agreement, as amended hereby.

     6.6 Expenses

     The Borrower shall pay all costs and expenses in connection with the preparation of this Seventh Amendment and other related loan documents, including, without limitation, reasonable attorneys’ fees and time charges of attorneys who may be employees of the Banks or any affiliate or parent of the Banks. The Borrower shall pay any and all stamp and other taxes, UCC search fees, filing fees and other costs and expenses in connection with the execution and delivery of this Seventh Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Banks harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such costs and expenses.

     6.7 Counterparts

     This Seventh Amendment may be executed in any number of counterparts, all of which shall constitute one and the same agreement.

[Signature Page Follows]

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     IN WITNESS WHEREOF, the parties hereto have executed this Seventh Amendment to Credit Agreement as of the date first above written.

WITNESS:	NASHUA CORPORATION

/s/ Linda J. Madden	By:	/s/ John L. Patenaude

	Name:	John L. Patenaude
	Title:	V.P. Finance, CFO & Treasurer

WITNESS:	LASALLE BANK NATIONAL ASSOCIATION, as Agent

/s/ Signature Illegible
	By:	/s/ Brian Sullivan

	Name:	Brian Sullivan
	Title:	Vice President

WITNESS:	LASALLE BANK NATIONAL ASSOCIATION, as a Bank

/s/ Signature Illegible
	By:	/s/ Brian Sullivan

	Name:	Brian Sullivan
	Title:	Vice President

WITNESS:	FLEET NATIONAL BANK, as a Bank

/s/ Signature Illegible	By:	/s/ Mark L. Young

	Name:	Mark L. Young
	Title:	Senior Vice President

EXHIBIT A

FORM OF NOTE

April ___, 2005
$23,500,000	Chicago, Illinois

     The undersigned, for value received, promises to pay to the order of Fleet National Bank, a Bank of America Company (the “Bank”) at the principal office of LaSalle Bank National Association (the “Agent”) in Chicago, Illinois the principal sum of Twenty-Three Million Five-Hundred Thousand and No/100ths Dollars ($23,500,000) or, if less, the aggregate unpaid amount of all Loans made to the undersigned by the Bank pursuant to the Credit Agreement referred to below (as shown on the schedule attached hereto (and any continuation thereof) or in the records of the Bank), such principal amount to be payable on the dates set forth in the Credit Agreement.

     The undersigned further promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such Loan is paid in full, payable at the rate(s) and at the time(s) set forth in the Credit Agreement. Payments of both principal and interest are to be made in lawful money of the United States of America.

     This Note evidences indebtedness incurred under, and is subject to the terms and provisions of, the Credit Agreement, dated as of March 1, 2002 (as amended or otherwise modified from time to time, the “Credit Agreement”; terms not otherwise defined herein are used herein as defined in the Credit Agreement), among the undersigned, certain financial institutions (including the Bank) and the Agent, to which Credit Agreement reference is hereby made for a statement of the terms and provisions under which this Note may or must be paid prior to its due date or its due date accelerated. This Note is secured by, among other things, the Collateral Documents, including without limitation, the Mortgage on the Company’s Property located in Merrimack, Hillsborough County, New Hampshire, and this Note and the holder hereof are entitled to all of the benefits and security provided for thereby or referred to therein, to which reference is hereby made for a statement thereof.

     The Company hereby promises to pay all reasonable costs and expense (including reasonable Attorney Costs) suffered or incurred by the holder hereof in collecting this Note or enforcing any rights in any collateral therefor. The Company hereby waives presentment for payment and demand.

     This Note is made under and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

WITNESS:	NASHUA CORPORATION

_______________________	By:____________________________
Title:__________________________

Schedule attached to Note dated ___, 2005, of NASHUA CORPORATION payable to the order of Fleet National Bank.

Date and
Amount of Loan		Repayment of
or of Conversion	Date and	or Conversion	Interest
from another	Amount	into another	Period/Unpaid	Principal	Notation
type of Loan	of Loan	type of Loan	Maturity	Balance	Made By

1. BASE RATE LOANS

2. LIBOR LOANS